EXHIBIT 99.3

FORM OF LETTER

CHANTICLEER HOLDINGS, INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights Distributed to Stockholders of

Chanticleer Holdings, Inc.

September 8, 2015

To Security Dealers, Commercial Banks,

Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Chanticleer Holdings, Inc. (“Chanticleer”) of shares of Common Stock (as such term is defined below), pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record (the “Recordholders”) of shares of Chanticleer common stock, par value $0.0001 per share (the “Common Stock”), at 4:00 p.m., Eastern Standard Time, on September 4, 2015 (the “Record Date”). The Rights and Common Stock are described in the prospectus supplement dated September 8, 2015 and accompanying base prospectus (collectively, the “Prospectus”).

In the Rights Offering, Chanticleer is offering an aggregate of 7,407,407 shares of Common Stock, as described in the Prospectus.

The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Standard Time, on September 18, 2015, unless extended (the “Expiration Time”).

As described in the accompanying Prospectus, Each Recordholder will receive one Right for each share of Common Stock owned at 5:00 p.m., Eastern Standard Time, on the Record Date. Each Right will allow the holder to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $1.35 per full share (the “Subscription Price”) plus an unlimited over-subscription privilege (“Over-Subscription Privilege”) to purchase any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”). For example, if a Recordholder owned 100 shares of Common Stock as of 4:00 p.m., Eastern Standard Time, on the Record Date, it would receive 100 Rights and would have the right to purchase 100 shares of Common Stock for the Subscription Price plus an unlimited Over-Subscription Privilege.

Recordholders must purchase all of the shares of common stock available to them pursuant to their Basic Subscription Privileges in order to also exercise the Over-Subscription Privilege to purchase Unsubscribed Shares. Both the Basic Subscription Privilege and the Over-Subscription Privilege are subject to the availability and pro rata allocation of the Unsubscribed Shares among participants. To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised subscription privileges, then the Unsubscribed Shares will be prorated among those who properly exercised their subscription privileges based on the number of shares each person subscribed for under the Basic Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for, then such person will be allocated only that number of Unsubscribed Shares for which the person subscribed, and the remaining Unsubscribed Shares will be allocated among all other participants. The proration process will be repeated until all Unsubscribed Shares have been allocated or all subscriptions have been fulfilled, whichever occurs earlier.

The number of shares subscribed pursuant to the subscription privileges is further subject to reduction as a result of Tax Attribute Considerations as described in the Prospectus.

Participants will be required to submit payment in full for all the shares they wish to buy. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if participants wish to maximize the number of shares they may purchase pursuant to their subscription privileges, they will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock they wish to subscribe for in total. Chanticleer will eliminate fractional shares of Common Stock resulting from the exercise of subscription privileges by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Chanticleer can provide no assurances that there will be enough shares available to purchase the number of shares of Common Stock issuable upon the exercise of participants’ Basic Subscription Privileges or your Over-Subscription Privileges in full at the expiration of the Rights Offering. Chanticleer will not be able to satisfy exercises of the Basic Subscription Privilege if all of our stockholders exercise their Basic Subscription Privileges in full, and we will only honor an Over-Subscription Privileges to the extent sufficient Unsubscribed Shares are available following the exercise of subscription rights under the Basic Subscription Privileges.

●   To the extent the aggregate subscriptions available to a participant pursuant to the subscription privileges is less than the amount such participant actually paid in connection with the exercise of the privileges, the participant will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Time, and its excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

●   To the extent the amount a participant actually paid in connection with the exercise of the subscription privileges is less than the aggregate Subscription Price of the maximum number of Shares available to the participant, the participant will be allocated the number of Shares for which it actually paid in connection with the privilege. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.”

The Rights will be evidenced by a non-transferable Rights certificate (the “Rights Certificate”) registered in the Recordholder’s name or its nominee and will cease to have any value at the Expiration Time.

We are asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by Chanticleer or the Subscription Agent.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Instructions as to the use of Chanticleer Holdings, Inc. Rights Certificates (including a Notice of Guaranteed Delivery for Rights Certificates Issued by Chanticleer, Inc. and Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9);

3.	A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee, with an attached form of instruction;

4.	Notice of Guaranteed Delivery for Rights Certificates Issued by Chanticleer; and

5.	A return envelope addressed to Securities Transfer Corp., the Subscription Agent.

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Rights Certificate (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights

Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Time will expire.

Additional copies of the enclosed materials may be obtained from Okapi Partners, LLC, the Information Agent. The Information Agent’s telephone number is (212) 297-0720, (877) 869-0171 (toll free). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Chanticleer Holdings, Inc.